Exhibit 95

MSHA CITATIONS AND LITIGATION

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the “Mine Act”)) to disclose certain mine safety information in each periodic report to the Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act, and the subsequent implementing regulations issued by the SEC, require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which results from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the twelve months ended December 31, 2011, none of our operations: (i) received Section 104(b) Orders; (ii) had any flagrant violations under Section 110(b)(2); (iii) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (iv) had any mining-related fatalities. Two deaths occurred during the reporting period; however, MSHA’s Fatality Review Committee has not yet made a determination on whether either death is chargeable as a mine-related fatality. The first death occurred on July 21, 2011 at the Ft Pierce, Florida facility. For unknown reasons, a customer dump truck gradually drove over a protective berm without any apparent corrective or braking action and rolled upside down into a water-filled canal bordering the property resulting in the driver’s death. The second death, occurring on July 23, 2011, involved an employee who worked at the Cherokee, Alabama facility, who was found deceased at home due to coronary failure. The Company reported both deaths to MSHA and its Fatality Review Committee is currently reviewing whether these deaths are chargeable as mine-related fatalities.

Exhibit 95 – Page 1 of 9

CALENDAR YEAR 2011

The table below sets forth, by mine, the total number of citations and/or orders issued during the period covered by this report to us by MSHA under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the twelve months ended December 31, 2011. Of our 279 active MSHA-regulated facilities during the year, we received 562 federal mine safety inspections at 236 operations during the reporting period. Of our inspected operations, 164 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act 104(b) Orders	Mine Act 104(d) Citations and Orders	Mine Act 110(b)(2) Violations	Mine Act 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments ($ in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act 104(e) (yes/no)
1604 STONE, TX	2	2	0	0	0	0	0.3	0	No
ATHENS QUARRY, TN	3	5	0	0	0	0	0	0	No
BARTLETT UG BLUFF CITY, IL	4	3	0	0	0	0	1.1	0	No
BLACK ANGUS S&G, AZ	2	2	0	0	0	0	0.4	0	No
BLACK ROCK QUARRY, AR	3	2	0	0	0	0	0.5	0	No
BLAIRSVILLE QUARRY, GA	2	1	0	0	0	0	0	0	No
BOLINGBROOK STONE, IL	4	1	0	0	0	0	0.1	0	No
CHATTANOOGA QUARRY, TN	3	1	0	0	0	0	0.1	0	No
CALERA, AL	4	1	0	0	0	0	0	0	No
CLARKSVILLE QUARRY, TN	2	3	0	0	0	0	0	0	No
CLEAR CREEK QUARRY, NC	3	1	0	0	0	0	2.1	0	No
CLEVELAND QUARRY, TN	4	1	0	0	0	0	0.7	0	No
COLUMBIA QUARRY, SC	3	1	0	0	0	0	0.2	0	No
DABNEY ASPHALT QRY, TX	2	1	0	1	0	1	1.7	0	No
DOLCITO STONE, AL	5	1	0	0	0	0	0.1	0	No
EASTLAND STONE, TX	3	1	0	0	0	0	0	0	No
FORT KNOX, KY	2	1	0	0	0	0	0	0	No
FORT PAYNE QUARRY, AL	3	1	0	0	0	0	0.2	0	No
FORT PIERCE MINE, FL	5	1	0	0	0	0	0.6	0	No
FRANKLIN QUARRY, TN	4	1	0	0	0	0	0	0	No
GRAHAM VIRGINIA OCCOQUAN QUARRY, VA	1	1	0	0	0	0	0.7	0	No
GRAND RIVERS QUARRY, KY	5	2	0	0	0	0	0.6	0	No
GRAY COURT, SC	2	1	0	0	0	0	0.3	0	No
GREENWOOD, SC	2	1	0	0	0	0	0.7	0	No
GREYSTONE S&G, TN	2	1	0	0	0	1	0	0	No
HANOVER QUARRY, PA	4	1	0	0	0	0	2.5	0	No
HAVRE DE GRACE QUARRY, MD	2	1	0	0	0	0	0.2	0	No
KANKAKEE, IL	3	1	0	0	0	0	0.2	0	No
KENNESAW, GA	3	1	0	1	0	0	0	0	No
KEUKA INDUSTRIAL SAND PLANT, FL	1	1	0	0	0	0	0.1	0	No
KODAK QUARRY, TN	3	1	0	2	0	0	0	0	No
LAKESIDE, SC	3	2	0	0	0	0	0	0	No
LARAWAY, IL	3	5	0	0	0	0	2	0	No
LAWRENCEVILLE QUARRY, VA	2	2	0	0	0	0	0.5	0	No
LEESBURG SAND PLANT, GA	2	1	0	0	0	0	0.2	0	No

Exhibit 95 – Page 2 of 9

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act 104(b) Orders	Mine Act 104(d) Citations and Orders	Mine Act 110(b)(2) Violations	Mine Act 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments ($ in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act 104(e) (yes/no)
LITHIA SPRINGS, GA	2	3	0	0	0	0	0.6	0	No
LOS BANOS S&G, CA	2	1	0	0	0	0	0.2	0	No
LOWELL QUARRY, IN	1	1	0	0	0	0	0.2	0	No
LYMAN, SC	4	3	0	0	0	0	1.9	0	No
MANASSAS QUARRY, VA	4	1	0	0	0	0	0.3	0	No
MANTENO, IL	2	1	0	1	0	0	0.6	0	No
MARANA S&G, AZ	2	2	0	0	0	0	0	0	No
MIAMI QUARRY, FL	5	2	0	0	0	0	0.4	0	No
MSD MACH & SERV, TN	3	2	0	0	0	0	0.8	0	No
NEW BRISTOL QUARRY, TN	1	1	0	0	0	0	0.3	0	No
NORTH WILKESBORO, NC	2	1	0	0	0	0	0.0	0	No
NOTASULGA QUARRY, AL	4	2	0	0	0	0	0.7	0	No
PACOLET, SC	3	5	0	0	0	0	1.3	0	No
PALMDALE S&G, CA	3	1	0	0	0	0	0.2	0	No
PLEASANTON S&G, CA	5	5	0	0	0	0	1.3	0	No
POCOMOKE CITY SAND & GRAVEL, MD	3	1	0	0	0	0	0.6	0	No
PUDDLEDOCK, VA	3	3	0	0	0	0	1.5	0	No
RELIANCE S&G, CA	1	1	0	0	0	0	0.2	0	No
RICHARD CITY QUARRY, TN	3	1	0	0	0	0	0	0	No
RICHMOND RD QUARRY, KY	6	2	0	0	0	0	0	0	No
RIVERSIDE DR QY, TN	4	1	0	0	0	0	0	0	No
ROYAL STONE QUARRY, VA	2	2	0	0	0	0	3.2	0	No
SACRAMENTO PLANT, CA	2	1	0	0	0	0	0.1	0	No
SANGER S&G, CA	3	1	0	0	0	0	0.7	0	No
SAVANNAH QUARRY, TN	3	1	0	0	0	0	0.7	0	No
SCOTTSBORO, AL	2	0	0	1	0	0	0	0	No
SHELBYVILLE QUARRY, TN	3	1	0	0	0	0	0	0	No
SPRINGFIELD QUARRY, TN	2	2	0	0	0	0	0.8	0	No
SPRUCE PINE, NC	3	1	0	0	0	0	0.5	0	No
SWEET WATER QUARRY, TN	3	2	0	0	0	0	0.3	0	No
TABLE MOUNTAIN PLANT, CA	2	1	0	0	0	0	0.2	0	No
TAMPA CEMENT GRINDING PLANT, FL	4	5	0	0	0	0	0.1	0	No
TEHUACANA QUARRY, TX	3	1	0	0	0	0	0.6	0	No
TSB CEMENT PLANT, FL	4	4	0	0	0	1	18.1	0	No
VULCAN DRILL SRV, AL	2	1	0	0	0	0	0	0	No
VULCAN FAB SHOP, SC	3	2	0	0	0	0	0.7	0	No
WITHERSPOON SAND PLANT, FL	3	1	0	0	0	0	1.9	0	No
OTHER OPERATIONS - 164	354	0	0	0	0	0	0	0	No
Total	562	119	0	6	0	3	55.1	0

The total dollar value of proposed assessments received during the twelve months ended December 31, 2011 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $177,111.

Exhibit 95 – Page 3 of 9

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission ending December 31, 2011.

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
ADAIRSVILLE, GA	1	0	0
ATHENS QUARRY, TN	1	0	0
BARTLETT UG BLUFF CITY, IL	2	0	1
BLACK ROCK QUARRY, AR	1	0	0
BLAIRSVILLE QUARRY, GA	1	1	0
BOLINGBROOK STONE, IL	0	1	0
BROOKSVILLE VULCAN QUARRY, FL	1	0	0
BROWNWOOD, TX	1	0	0
CALCIUM PLANT, FL	1	0	0
CENTRAL SERVICES, VA	0	2	0
CHEROKEE QUARRY, AL	1	0	0
CHILDERSBURG QUARRY, AL	1	0	0
CLEVELAND QUARRY, TN	1	0	0
COLUMBIA UG, TN	1	0	0
DALE, VA	1	0	0
DANLEY QUARRY, TN	1	0	0
ELKTON QUARRY, VA	1	0	0
ENKA QUARRY, NC	1	0	0
FORT PAYNE, AL	1	0	0
FORT PIERCE MINE, FL	1	0	0
FRANCESVILLE, IN	1	0	0
FRANKLIN QUARRY, TN	1	0	0
GRAND RIVERS QUARRY, KY	4	0	0
HANOVER, PA	2	0	0
HELENA QUARRY, AL	2	0	0
HENDERSONVILLE QUARRY, NC	1	0	0
HOUSTON YARD, TX	1	0	0
JACK QUARRY, VA	2	0	0
KANKAKEE, IL	1	0	0
LACON, AL	1	0	0
LARAWAY, IL	1	0	0
LAWRENCEVILLE QUARRY, VA	1	0	0
LEMONT, IL	2	0	0
MACON, GA	1	0	0
MACON QUARRY, IL	1	0	0
MANASSAS QUARRY, VA	1	0	0
MAYNARDVILLE QUARRY, TN	1	0	0
MECKLINBURG QUARRY, VA	1	0	0
MONTENO, IL	2	0	0
MORRISTOWN QUARRY, TN	1	0	0
MSD MACHINE & SERVICE, TN	1	0	0
NEW BRISTOL QUARRY, TN	1	0	0

Exhibit 95 – Page 4 of 9

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
NOTASULGA, AL	1	0	0
PARSONS QUARRY, TN	1	0	0
POCOMOKE CITY SAND & GRAVEL, MD	2	0	0
PRIDE QUARRY, AL	1	0	0
PUDDLEDOCK, VA	2	0	0
RICHMOND QUARRY, VA	2	0	0
ROYAL STONE, VA	1	0	0
SANDERS (WARRENTON) QUARRY, VA	2	3	0
SAVANNAH QUARRY, TN	1	0	0
SHELBYVILLE QUARRY, TN	1	6	0
SMITH GROVE QUARRY, NC	1	0	0
SOUTH RUSSELLVILLE , AL	1	0	0
SWEETWATER QUARRY, TN	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	2	0	0
TAMPA YARD, FL	1	0	0
TRINITY QUARRY, AL	1	0	0
TSB CEMENT PLANT, FL	3	0	0
WILSON COUNTY QUARRY, TN	1	10	0
WITHERSPOON SAND PLANT, FL	2	0	0

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the twelve months ended December 31, 2011.

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
1604 STONE, TX	1	0	0
ADAIRSVILLE, GA	1	0	0
ATHENS QUARRY, TN	1	0	0
BARTLETT UG BLUFF CITY, IL	4	0	2
BLACK ANGUS S&G, AZ	1	0	0
BLACK ROCK QUARRY, AR	1	0	0
BOLINGBROOK STONE, IL	0	1	0
BROOKSVILLE VULCAN QUARRY, FL	1	0	0
CALCIUM PLANT, FL	1	0	0
CENTRAL SERVICES, NC	1	0	0
CHEROKEE QUARRY, AL	1	0	0
CHILDERSBURG, AL	1	0	0
CLARKSVILLE QUARRY, TN	1	0	0
CLEVELAND QUARRY, TN	1	0	0
COLUMBIA UG, TN	1	0	0
DABNEY ASPHALT QUARRY, TX	1	0	0
DALE, VA	2	0	0
DANLEY QUARRY, TN	1	0	0
ELKTON QUARRY, VA	1	0	0

Exhibit 95 – Page 5 of 9

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
ELLIJAY QUARRY, GA	1	0	0
ENKA QUARRY, NC	1	0	0
FORT PIERCE MINE, FL	1	0	0
FRANCESVILLE, IN	1	0	0
FRANKLIN QUARRY, TN	1	0	0
GRAND RIVERS QUARRY, KY	1	0	0
GRANDIN SAND PLANT, FL	1	0	0
HANOVER, PA	3	0	0
HARRISON COUNTY QUARRY, IN	1	0	0
HAVRE DE GRACE, MD	1	0	0
HELENA QUARRY, AL	2	0	0
HELOTES STONE, TX	1	0	0
HOUSTON YARD, TX	1	0	0
JACK QUARRY, VA	2	0	0
KANKAKEE, IL	1	0	0
LAGRANGE, GA	1	0	0
LARAWAY, IL	1	0	0
LAWRENCEVILLE QUARRY, VA	2	0	0
LEMONT, IL	2	0	0
MACON COUNTY, IL	1	0	0
MANASSAS QUARRY, VA	1	0	0
MAYNARDVILLE QUARRY, TN	1	0	0
MCCOOK QUARRY, IL	3	0	0
MECKLINBURG, VA	1	0	0
MIAMI QUARRY, FL	2	0	0
MONTENO, IL	2	0	0
MSD MACHINE & SERVICE, TN	1	0	0
N. WILKSBORO-115 QUARRY, NC	1	0	0
NEW BRISTOL QUARRY, TN	1	0	0
NOTASULGA, AL	1	0	0
PINEVILLE QUARRY, NC	1	0	0
POCOMOKE CITY SAND & GRAVEL, MD	2	0	0
POLK SAND PLANT, FL	1	0	0
PUDDLEDOCK, VA	2	0	0
RACINE, WI	1	0	0
RICHMOND QUARRY, VA	1	0	0
ROYAL STONE, VA	1	0	0
SANDERS (WARRENTON) QUARRY, VA	4	0	0
SHELBYVILLE QUARRY, TN	2	6	0
SMITH GROVE QUARRY, NC	1	0	0
SOUTH RUSSELLVILLE, AL	1	0	0
SPRUCE PINE QUARRY, NC	2	0	0
SWEETWATER QUARRY, TN	1	0	0
SYCAMORE STONE, IL	1	0	0

Exhibit 95 – Page 6 of 9

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
TAMPA CEMENT GRINDING PLANT, FL	2	0	0
TSB CEMENT PLANT, FL	4	0	0
WILSON COUNTY QUARRY, TN	1	10	0
WITHERSPOON SAND PLANT, FL	1	0	0

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the twelve months ended December 31, 2011.

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
1604 STONE, TX	2	0	0
ADAIRSVILLE, GA	1	0	0
ASTATULA SAND PLANT, FL	2	0	0
ATHENS QUARRY, TN	1	0	0
AUGUSTA QUARRY, VA	1	0	0
BARRON QUARRY, GA	1	0	0
BARTLETT UG BLUFF CITY, IL	3	0	1
BARTOW QUARRY, GA	2	0	0
BESSEMER QUARRY, AL	1	0	0
BLACK ANGUS S&G, AZ	2	0	0
BLACK ROCK QUARRY, AR	2	0	0
BOLINGBROOK STONE, IL	1	0	0
BOONE QUARRY, NC	1	0	0
BROOKESVILLE VULCAN PLANT, FL	1	0	0
CALCIUM PLANT, FL	2	0	0
CENTRAL SERVICES, NC	2	0	0
CHAPPELL ROAD S&G, NM	2	0	0
CLARKSVILLE QUARRY, TN	1	0	0
CLEAR CREEK QUARRY, NC	1	0	0
COLUMBIA UG QUARRY, TN	1	0	0
CORONA QUARRY, CA	1	0	0
DABNEY ASPHALT QRY, TX	1	0	0
DALE QUARRY, VA	2	0	0
DALTON QUARRY, GA	1	0	0
DICKSON QUARRY, TN	1	0	0
DOLICITO QUARRY, AL	1	0	0
ELKTON QUARRY, VA	1	0	0
ELLIJAY QUARRY, GA	2	0	0
ENKA QUARRY, NC	1	0	0
ENSLEY MACHINE SHOP, AL	1	0	0
FLOYD QUARRY, AR	1	0	0
FORT KNOX QUARRY, KY	1	0	0
FORT MYERS MINE , FL	2	0	0

Exhibit 95 – Page 7 of 9

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
FORT PIERCE MINE, FL	1	0	0
FRANKLIN QUARRY MILW, WI	2	0	0
FREDERICK QUARRY, MD	1	0	0
GOLD HILL QUARRY, NC	1	0	0
GOLDHEAD SAND PLANT, FL	1	0	0
GRAHAM VIRGINIA OCCOQUAN QUARRY, VA	1	0	0
GRAND RIVERS QUARRY, KY	4	2	0
GRANDIN SAND PLANT, FL	2	0	0
GRAY COURT, SC	1	0	0
GREYSTONE QUARRY, NC	1	0	0
GROESBECK, TX	1	0	0
HANOVER QUARRY, MD	1	0	0
HARDIN COUNTY QUARRY, KY	1	0	0
HARRISON COUNTY QUARRY, IN	1	0	0
HAVRE DE GRACE QUARRY, MD	1	0	0
HELOTES STONE, TX	2	0	0
HENDERSONVILLE QUARRY, NC	1	0	0
HUEBNER ROAD STONE, TX	2	0	0
HUNTSVILLE QUARRY, AL	1	0	0
JACK QUARRY, VA	1	0	0
KEUKA INDUSTRIAL SAND PLANT, FL	1	0	0
KODAK QUARRY, TN	1	0	0
LACON, AL	1	0	0
LAGRANGE, GA	1	0	0
LAWRENCEVILLE QUARRY, VA	1	0	0
LEESBURG SAND PLANT, GA	1	0	0
LEMONT, IL	1	0	0
LENOIR QUARRY, NC	1	0	0
LITHIA SPRINGS, GA	2	1	0
MANASSAS QUARRY, VA	1	0	0
MARANA S&G, AZ	3	0	0
MAYNARDVILLE QUARRY, TN	2	0	0
MCCOOK QUARRY, IL	6	0	0
MIAMI QUARRY, FL	4	0	0
N. WILKSBORO-115 QUARRY, NC	1	0	0
NEW BRISTOL QUARRY, TN	1	0	0
NEWPORT QUARRY, TN	1	0	0
NOTASULGA QUARRY, AL	2	0	0
PINEVILLE QUARRY, NC	3	0	0
POCOMOKE CITY SAND & GRAVEL, MD	1	0	0
POLK SAND PLANT, FL	2	0	0
PRIDE QUARRY, AL	1	1	0
PUDDLEDOCK, VA	1	0	0
RABUN QUARRY, GA	1	0	0

Exhibit 95 – Page 8 of 9

Name of Operation	Number of Legal Actions
	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
RACINE, WI	1	0	0
READYVILLE QUARRY, TN	1	0	0
RELIANCE S&G, CA	1	0	0
RICHARD CITY QUARRY, TN	1	0	0
RICHMOND QUARRY, VA	1	0	0
ROCHESTER S&G, IL	1	0	0
ROCKINGHAM QUARRY, NC	1	0	0
ROCKMART, GA	1	0	0
SANDERS (WARRENTON) QUARRY, VA	2	0	0
SANGER S&G, CA	2	13	0
SANTO DOMINGO S&G, NM	1	0	0
SAVANNAH QUARRY, GA	1	0	0
SCOTTSBORO, AL	1	0	0
SHELBYVILLE QUARRY, TN	2	0	0
SHELTON QUARRY, NC	1	0	0
SILOAM QUARRY, GA	1	0	0
SKIPPERS QUARRY, VA	1	0	0
SOUTH RUSSELLVILLE, AL	1	0	0
SPRINGFIELD QUARRY, TN	1	0	0
SPRUCE PINE QUARRY, NC	3	0	0
SUN CITY S&G, AZ	1	0	0
SUN VALLEY S&G, CA	1	0	0
SUNNILAND MINE, FL	1	0	0
SYCAMORE STONE, IL	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	5	0	0
TAMPA YARD, FL	2	0	0
TEHUACANA QUARRY, TX	2	0	0
TRINITY QUARRY, AL	2	0	0
TSB CEMENT PLANT, FL	5	0	0
TURNPIKE SAND PLANT, FL	1	0	0
WEST 43RD S&G, AZ	1	0	0
WITHERSPOON SAND PLANT, FL	1	0	0
YORK QUARRY, PA	0	1	0

Exhibit 95 – Page 9 of 9